                                 EXHIBIT 3(b)


                                AMENDED BYLAWS
                                --------------


                                   ARTICLE I

The principal office of Associated Banc-Corp (the "Corporation") in the State of Wisconsin shall be located in the City of Green Bay, County of Brown. The Corporation may have such other offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

The registered office of the Corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors.


                                  ARTICLE II

                                 SHAREHOLDERS

Section 1 - Annual Meeting

The Annual Meeting of Shareholders shall be held on the fourth (4th) Wednesday in the month of April of each year at 10:00 AM, or at such other time and date as shall be fixed by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting subject to Sections 5 and 6 below. Every election of Directors shall be managed by three (3) judges, who shall be appointed from among the shareholders by the Chairman of the meeting. The judges of election shall hold and conduct the election and shall, after the election has been held, notify under their hands the Secretary of the Corporation of the results thereof and the names of the Directors-Elect. If the day fixed for the Annual Meeting shall be a legal holiday in the State of Wisconsin, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held at the Annual Meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a Special Meeting of the shareholders as soon thereafter as convenient. Failure to hold an Annual Meeting in one (1) or more years does not affect the validity of any corporate action.

Section 2 - Special Meetings

Special Meetings of the shareholders, for any purpose or purposes, may be called by the President or the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth (1/10) of all the outstanding shares of the Corporation entitled to vote at the meeting.

Section 3 - Place of Meeting

The Board of Directors may designate any place, within or without the State of Wisconsin, as the place of meeting for any Annual Meeting or for any Special Meeting called by the Board of Directors. If no designation is made, or if a Special Meeting be otherwise called, the place of meeting shall be the registered office of the Corporation in the State of Wisconsin, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

Section 4 - Notice of Meeting

Notice stating the place, day, and hour of the meeting, and in the case of a Special Meeting, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, such notice to be delivered in accordance with the provisions of Article XIII below.

Section 5 - Advance Notice of Shareholder Proposed Business at Annual Meeting

At any Annual Meeting of Shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an Annual Meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board;
(b) otherwise properly brought before the meeting by or at the direction of the Board; or (c) otherwise properly brought before the meeting by a shareholder.
In addition to any other applicable requirements for business to be properly brought before an Annual Meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than sixty (60) days prior to the meeting nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, to be timely, notice by the shareholder must be so received not later than the close of business on the tenth (10th) day following the day on which such notice or such public disclosure was made.

The Secretary of the Corporation shall determine whether a notice delivered pursuant to this section complies with the requirements of this section so as to be considered properly delivered to the Corporation. If the Secretary shall determine that such notice has not been properly delivered to the Corporation, the Secretary shall notify the shareholder in writing within five (5) days from the date such notice was received by the Corporation of such determination and the basis therefor and whether such shareholder will be entitled to provide a revised notice in accordance with the following sentence. A revised notice may be submitted by such shareholder to the Corporation within three (3) days after receipt of such notice from the Secretary if the initial notice delivered by such shareholder to the Secretary of the Corporation is determined by the Secretary to have been a good faith attempt to comply with the requirements of this section. The Secretary shall review any revised notice submitted and determine whether such revised notice complies with the requirements of this Section so as to be considered properly delivered to the Corporation. If the Secretary shall determine that the revised notice was not properly delivered to the Corporation, the Secretary shall notify the shareholder in writing within three (3) business days from the date the revised notice was received by the Corporation of such determination and the basis therefor.

A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the Annual Meeting (a) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting; (b) the name and address of the shareholder proposing such business; (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder; and (d) any material interest of the shareholder in such business.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the Annual Meeting except in accordance with the procedures set forth in this Section 5; provided, however, that nothing in this Section 5 shall be deemed to preclude discussion by any shareholder of any business properly brought before the Annual Meeting in accordance with said procedures.

The Chairman of an Annual Meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 5, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 6 - Nomination of Directors

Only persons nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at any meeting of shareholders by or at the direction of the Board of Directors or by any shareholder entitled to vote for the election of directors who complies with the procedures set forth in this section. Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, such notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, to be timely, notice by the shareholder must be so received not later than the close of business on the tenth (10th) day following the day on which such notice or such public disclosure was made.

The Secretary of the Corporation shall determine whether a notice delivered pursuant to this section complies with the requirements of this Section so as to be considered properly delivered to the Corporation. If the Secretary shall determine that such notice has not been properly delivered to the Corporation, the Secretary shall notify the shareholder in writing within five (5) days from the date such notice was received by the Corporation of such determination and the basis therefor and whether such shareholder will be entitled to provide a revised notice in accordance with the following sentence. A revised notice may be submitted by such shareholder to the Corporation within three (3) days after receipt of such notice from the Secretary if the initial notice delivered by such shareholder to the Secretary of the Corporation is determined by the Secretary to have been a good faith attempt to comply with the requirements of this section. The Secretary shall review any revised notice submitted to the Corporation in accordance with this section, and determine whether such revised notice complies with the requirements of this section so as to be considered properly delivered to the Corporation. If the Secretary shall determine that the revised notice was not properly delivered to the Corporation, the Secretary shall notify the shareholder in writing within three (3) business days from the date the revised notice was received by the Corporation of such determination and the basis therefor.

A shareholder's notice to the Secretary shall set forth (a) as to each person proposed to be nominated (i) the name, age, address (business and residence), principal occupation or employment of such person (present and for the past five
(5) years), (ii) the number of shares of the Corporation such person beneficially owns (as such term is defined by Section 13(d) of the Securities Exchange Act of 1934, as amended [the "Exchange Act"]) and (iii) any other information relating to such person that would be required to be disclosed in a definitive proxy statement to shareholders prepared in connection with an election of directors pursuant to Section 14(a) of the Exchange Act; and (b) as to the shareholder giving the notice (i) the name and address (business and residential) of the shareholder, and (ii) the number of shares of the Corporation the shareholder beneficially owns (as such term is defined by Section 13(d) of the Exchange Act). The Corporation may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such person to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 6.

Section 7 - Record Date for Notice, Voting and Distributions

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, to demand a Special Meeting or to take any other action, the record date shall be thirty (30) days before such meeting or action is scheduled or at such other date fixed in advance by the Board of Directors which in no event shall be set more than seventy (70) days before the meeting or action requiring a determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting. The record date for determining shareholders entitled to a distribution, other than a distribution involving a purchase, redemption, or other acquisition of the Corporation's shares, is the date on which the Board of Directors authorizes the distribution, unless the Board of Directors fixes a different record date in advance.

Section 8 - Shareholders' List for Meeting

Once a record date has been fixed for a meeting, the Corporation shall prepare a list of the names of all its shareholders who are entitled to notice of a shareholders' meeting. Such list shall be arranged by class or series of shares and show the address of and number of shares held by each shareholder. The shareholders' list will be available for inspection by any shareholder or his agent or attorney beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing up to and through the time for the meeting or any adjournment thereof at the Corporation's principal offices, or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder or his agent or attorney may, on written demand, subject to applicable Wisconsin statutes, copy the list, during regular business hours and at his expense, during the period that it is available for inspection under this Section. Refusal or failure to prepare or make available the shareholders' list does not affect the validity of action taken at the meeting.

Section 9 - Quorum and Voting Requirements for Voting Groups

Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares, represented in person or by proxy, exists with respect to that matter. Unless the Articles of Incorporation or applicable statutes provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists, for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if a majority of the votes cast favors the action, unless the Articles of Incorporation or applicable statutes require a greater number of affirmative votes.

Section 10 - Proxies

At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy appointed, in writing, by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

Section 11 - Voting of Shares

Each outstanding shareholder entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of shareholders.

Section 12 - Voting Company's Shares

Shares of the Corporation belonging to it shall not be voted directly or indirectly at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares held by the Corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.
Redeemable shares are not entitled to vote after written notice, properly given, is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank named by the Board of Directors of the Corporation under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

Section 13 - Shares in Name of Another Corporation or Trustee

Shares outstanding in the name of another corporation may be voted by the president of such corporation, or any other officer or proxy appointed by such president in the absence of express notice of the designation of some other person by the Board of Directors or bylaws of such other corporation. Shares in the name of a trustee shall be voted in the manner designated by a majority of the trustees or their proxy unless a greater concurrence of trustees is required by the trust, of which the Corporation shall have actual notice.

Section 14 - Adjournment

An Annual or Special Meeting of shareholders may be adjourned by a majority of shares represented, even if less than a quorum. Upon being reconvened, the adjourned meeting shall be deemed to be a continuation of the initial meeting; a quorum will be deemed present if a quorum of shares was represented at the initial meeting, and any business that could be conducted at the initial meeting may be considered at the adjourned meeting. If a quorum was not present at the initial meeting but is present at the adjourned meeting, then any business may be transacted at the adjourned meeting. A meeting may be adjourned at any time, including after action on one (1) or more matters, and for any purpose including, but not limited to, allowing additional time to solicit votes on one
(1) or more matters, to disseminate additional information to shareholders, or to count votes. No new notice need be given for an adjourned meeting if the time and place of the adjournment are announced at the initial meeting and no new record date for the adjourned meeting is required unless otherwise required by law.

Section 15 - Waiver of Notice

A shareholder may waive any notice required by these Bylaws, the Articles of Incorporation or under the provisions of any applicable statute, before or after the date and time stated in the notice, provided such waiver is in writing and signed by the shareholder entitled to the notice, contains the same information that would have been required in the notice under any applicable provisions under any statute, except that the time and place of the meeting need not be stated. Such waiver must be delivered to the Corporation for inclusion in the corporate records.

A shareholder's attendance at a meeting, in person or by proxy, waives objection to (a) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting; and (b) consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.


                                  ARTICLE III

                              BOARD OF DIRECTORS

Section 1 - General Powers

The business and affairs of the Corporation shall be managed by its Board of Directors.

Section 2 - Retirement and Nomination of Corporate and Affiliate Directors

     (a) Retirement of Corporate Directors - Directors shall retire as a Director of the Corporation at the Annual Meeting following their attainment of age 65.

          Directors may be extended beyond their normal retirement age for additional one (1) year terms in circumstances that will be of significant benefit to the Corporation by a two-thirds (2/3) vote of the Board.

     (b) Retirement of Affiliate Directors - All affiliate Directors will retire, as a Director of an affiliate corporation, at the Annual Meeting following their attainment of age 65. The Chief Executive Officer of the Corporation may nominate an affiliate Director for an additional term but only for unusual circumstances which will result in a significant benefit to the Corporation.

     (c) Nomination of Directors to the Corporate Board of Directors - The Corporate Board of Directors shall annually appoint a Nomination Committee to review candidates for membership on the Corporate Board of Directors and recommend individuals for nomination to the Board. This Committee shall also prepare and periodically review with the entire Board of Directors a list of general criteria for Board nominees.

          In order to be considered for renomination to an additional term on the Corporate Board of Directors, the individual should continue to meet the criteria established for nominees to the Board of Directors.

          In connection with the merger (the "Merger") between First Financial Corporation, a Wisconsin corporation ("First Financial") and a wholly owned subsidiary of the Corporation, approved by the Board of Directors of the Corporation on May 14, 1997, and approved by the shareholders of the Corporation on October 27, 1997, each individual who previously served as a Director of First Financial who, in accordance with the Agreement and Plan of Merger dated as of May 14, 1997, among the Corporation, Badger Merger Corp., and First Financial is to be appointed Director of the Corporation upon consummation of the Merger may be so appointed regardless of that individual's age at the time of such appointment. If the individual is at the time of such appointment beyond the normal retirement age as set forth in Paragraph
          (a), above, that individual's service as a Director of the Corporation shall be deemed at the time of such appointment to have been extended until the next Annual Meeting in accordance with the second paragraph of Paragraph (a).

     (d) Nomination of Directors to Affiliated Corporation Boards - Each affiliate Board should establish a list of general criteria for evaluating nominees and provide a process for reviewing nominees for the Board of Directors and making recommendations to the entire affiliate Board.

          Prior to the submission of any nomination to the affiliate corporation's Board of

          Directors, the affiliate will submit, in writing, a request for approval of that nomination from the Chief Executive Officer of the Corporation.

          In order to be considered for renomination to an additional term on an affiliated Board of Directors, the individuals should continue to meet the criteria established for nominees to the Board of Directors.

Section 3 - Organization Meeting

The Secretary, upon receiving the certificate of the judges of the result of any election, shall notify the Directors-Elect of their election and of the time at which they are required to meet at the main office of the Corporation for the purpose of organizing the new Board and electing and appointing officers of the Corporation for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within thirty (30) days thereof. If, at the time fixed for such meeting, there shall not be a quorum present, the Directors present may adjourn the meeting from time to time, until the quorum is obtained.

Section 4 - Regular Meetings

The regular meetings of the Board of Directors shall be held on the fourth (4th) Wednesday of each month of January, April, July, and October at 10:00 AM or at such other date and time as is determined by the Chairman of the Board, at the main office of the Corporation or at such other place as is designated by the Chief Executive Officer of the Corporation.

Section 5 - Special Meeting

Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, President, Secretary, or by a majority of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place for holding any special meeting of the Board of Directors called by them.

Section 6 - Notice

Notice of any special meeting shall be given at least forty-eight (48) hours previously thereto, except in the case of an emergency meeting as provided under the Wisconsin Business Corporation Law by written or oral notice as provided for and in accordance with Article XIII below. Whenever any notice is required to be given to any Director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of any statute, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the Director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 7 - Quorum

A majority of the number of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but though less than such quorum is present at a meeting, a majority of the Directors may adjourn the meeting from time to time without further notice.

Section 8 - Vacancies

When any vacancy occurs among the Directors, including a vacancy created by an increase in the numbers of directors, the remaining members of the Board, in accordance with the Wisconsin Business Corporation Law, may appoint a Director to fill such vacancy for the unexpired portion of the term at any regular meeting of the Board or at a special meeting called for that purpose.

Section 9 - Compensation

The Board of Directors, by affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the Corporation as Directors, officers, or otherwise, or may delegate such authority to an appropriate committee.

Section 10 - Presumption of Assent

A Director of the Corporation who is present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he objects at the beginning of the meeting or promptly upon his arrival to holding the meeting or transacting business at the meeting or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 11 - Other Committees

A majority of the Board of Directors may appoint, from time to time, from its own members, two (2) or more persons to such committees that it deems necessary for such purposes and with such powers as the Board may determine.


                                  ARTICLE IV

                                   OFFICERS

Section 1 - Number

The principal officers of the Corporation shall be a Chairman of the Board, President, one (1) or more Executive Vice Presidents/Senior Vice Presidents or Vice Presidents, Secretary, and

Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two (2) or more offices may be held by the same person.

Section 2 - Election and Term of Office

The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each Annual Meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold his office until his successor shall have been duly elected and shall have qualified or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3 - Removal

Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

Section 4 - Vacancies

A vacancy in any principal office because of death, resignation, removal, disqualification, or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.

Section 5 - Chairman of the Board

The Board of Directors may appoint one (1) of its members to be Chairman of the Board to serve at the pleasure of the Board. He shall preside at all meetings of the shareholders and of the Board of Directors. The Chairman of the Board may be appointed as Chief Executive Officer. If no President is appointed or in the absence of the President or in the event of his death, inability, or refusal to act, the Chairman of the Board shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

Section 6 - President

The Board of Directors may also appoint the Chairman of the Board as President. If a President is appointed, he may be also designated the Chief Executive Officer of the Corporation and, subject to the control of the Board of Directors, shall, in general, supervise and control all of the business and affairs of the Corporation. He shall, in the absence of the Chairman of the Board, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and, in general, shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 7 - Executive Vice President/Senior Vice President

The Board of Directors may appoint one (1) or more Executive Vice
Presidents/Senior Vice Presidents who will report to the Chief Executive Officer of the Corporation or such other individual as designated by the Board of Directors.

Section 8 - Vice President

The Board of Directors may appoint one (1) or more Vice Presidents. Any Vice President may sign with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 9 - Secretary

The Secretary shall (a) keep the Minutes of the shareholders' and of the Board of Directors' meetings in one (1) or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 10 - Treasurer

If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever; and deposit all such monies in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws; and (b) in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board, the President, or the Board of Directors.

Section 11 - Assistant Secretaries and Assistant Treasurers

The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

Section 12 - Officer Inability to Act

In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the power or duties of such officer to any other officer or any Director or any other person whom it may elect.

Section 13 - Salaries

The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact he is also a Director of the Corporation.

Section 14 - Retirement of Corporate Officers

All Corporate officers shall retire at the end of the month in which the officer reaches the age of 65.

Section 15 - Retirement of Executive Officers of Subsidiary Corporations

An executive officer of a subsidiary corporation is defined as a Chairman of the Board of Directors, Vice Chairman of the Board of Directors, Chairman of the Executive Committee, President, Executive Vice President, or any other person who participates in major policy-making functions of the organization.

All executive officers of subsidiary corporations shall retire at the end of the month in which that officer reaches the age of 65.

Section 16 - Appointment and Review of Subsidiary Chief Executive Officers

The Corporation, through its Chief Executive Officer, shall have final approval of the appointment of all Chief Executive Officers of affiliated corporations as well as individuals designated to succeed to that position. The decision of the Corporate Chief Executive Officer may be appealed to the Board of Directors of the Corporation.

The Chief Executive Officer of the Corporation shall at least semi-annually review the performance of the Chief Executive Officer of each affiliated corporation with that same officer. Annually, he shall provide the affiliate Board of Directors or designated committee a written review of the Chief Executive Officer's performance. This review shall contain recommendations concerning that individual's future compensation.


                                   ARTICLE V

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1 - Contracts

The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances.

Section 2 - Loans

The Board of Directors, without the approval of shareholders, and in accordance with existing applicable laws and regulations, may authorize and issue debt obligations whether or not subordinated. However, no loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

Section 3 - Checks, Drafts, Etc.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by or under the authority of resolution of the Board of Directors.


                                  ARTICLE VI

                  CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1 - Certificates for Shares

Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer records of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, destroyed, or mutilated certificate, a new one may be issued therefore upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 2 - Transfer of Shares

Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

Section 3 - Stock Regulations

The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as they may deem expedient concerning the issue, transfer, and registration of certificates representing shares of the Corporation.


                                  ARTICLE VII

                                  FISCAL YEAR

The fiscal year of the Corporation shall begin the first (1st) day of January and end on the thirty-first (31st) day of December in each year.


                                 ARTICLE VIII

                            DIVIDENDS AND FINANCES

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

Before making any distribution of profits, there may be set aside out of the net profits of the Corporation such sum or sums as the Directors may from time to time, in their absolute discretion, deem expedient as a reserve fund to meet contingencies or for equalizing dividends, or for maintaining any property of the Corporation, or for any other purpose, and profits of any year not distributed as dividends shall be deemed to have been thus set apart until otherwise disposed of by the Board of Directors.


                                  ARTICLE IX

                               BOOKS AND RECORDS

No shareholder shall have any right to inspect any account or document of the Corporation, except as conferred by law or by resolution of the shareholders or Directors; provided, that the provisions of this paragraph shall not be construed as changing in any way the duty of the Treasurer to make proper reports to the shareholders at the Annual Meeting.


                                   ARTICLE X

                     VOTING OF SHARES OWNED BY CORPORATION

Unless otherwise directed by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the shareholders of any corporation in which this Corporation may hold stock, and at any such meeting shall possess and may exercise all of the rights and power incident to the ownership of such stock, and which, as the owner thereof, the Corporation might have possessed and exercised if present.

Votes may be cast by proxy on behalf of the Corporation; however, each such proxy must be executed by the President and attested by the Secretary without further authority of the Board of Directors.

The Board of Directors may confer similar power to other corporate officers from time to time.


                                  ARTICLE XI

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1 - Definitions to Indemnification and Insurance Provisions

     (a)  "Director, Officer, Employee or Agent" means any of the following:

          (i) a natural person who, is or was a director, officer, employee or agent of the corporation;

          (ii) a natural person who, while a director, officer, employee or agent of the Corporation, is or was serving either pursuant to the Corporation's specific request or as a result of the nature of such person's duties to the Corporation as a director, officer, partner, trustee, member of any governing or decision making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise;

          (iii) a natural person who, while a director, officer, employee or agent of the Corporation, is or was serving an employee benefit plan because his or her duties to the Corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan; or (iv) unless the context requires otherwise, the estate or personal representative of a director, officer, employee or agent.

     (b) "Liability" means the obligation to pay a judgment, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, the agreement to pay any amount in settlement of a proceeding (whether or not approved by a court order), and reasonable expenses and interest related to the foregoing.

     (c) "Party" means a natural person who is or was threatened to be made, a named defendant or respondent in a proceeding.

     (d) "Proceeding" means a threatened, pending or completed civil, criminal, administrative, or investigative action, suit, arbitration, or other proceeding, whether formal or informal (including but not limited to any act or failure to act alleged or determined to have been negligent; to have violated the Employee Retirement Income Security Act of 1974; or to have violated Sections 180.0833, 180.1202 and
          180.0832 of the Wisconsin Statutes, or any successor thereto, regarding improper dividends, distributions of assets, or loans to directors), which involves foreign, federal, state or local law and which is brought by or in the right of the Corporation or by any other person or entity, to which the director, officer, employee or agent was a party because he or she is a director, officer, employee or agent.

     (e) "Expenses" mean all reasonable fees, costs, charges, disbursements, attorneys' fees and any other expenses incurred in connection with the proceeding.

Section 2 - Indemnification of Officers, Directors, Employees and Agents

     (a) The Corporation shall indemnify a director, officer, employee or agent to the extent he or she has been successful on the merits or otherwise in the defense of any proceeding, for all reasonable expenses.

     (b) In cases not included under Subsection (a), the Corporation shall indemnify a director, officer, employee, or agent against liability and expenses incurred by such person in a proceeding unless it shall have been proven by final judicial adjudication that such person breached or failed to perform a duty owed to the Corporation which constituted:

          (i) A willful failure to deal fairly with the Corporation or its shareholders in connection with a matter in which the director, officer, employee or agent has a material conflict of interest;

          (ii) A violation of criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful;

          (iii) A transaction from which the director, officer, employee or agent derived an improper personal profit; or

          (iv)  Willful misconduct.

     (c) The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent shall not, of itself, create a presumption that the director, officer, employee, or agent did not act in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal proceeding, have reasonable cause to believe that his conduct was unlawful.

Section 3 - Determination that Indemnification is Proper

     (a) Unless provided otherwise by a written agreement between the director, officer, employee or agent and the Corporation, determination of whether indemnification is required under Section 2 shall be made by any method set forth in Section 180.0855 of the Wisconsin Statutes, or any successor thereto.

     (b) A director, officer, employee or agent who seeks indemnification under this Section shall make a written request to the Corporation. As a further precondition to any right to receive indemnification, the writing shall contain a declaration that the Corporation shall have the right to exercise all rights and remedies available to such director, officer, employee or agent against any other person, corporation, foreign corporation, partnership, joint venture, trust, or other enterprise, arising out of, or related to, the proceeding which resulted in the liability and the expense for which such director, officer, employee, or agent is seeking indemnification, and that the director, officer, employee, or agent is hereby deemed to have assigned to the Corporation all such rights and remedies.

     (c) Indemnification under Subsection 2(a) shall be made within ten (10) days of receipt of a written demand for indemnification. Indemnification required under Subsection 2(b) shall be made within thirty (30) days of receipt of a written demand for indemnification.

     (d) Indemnification under this Section is not required to the extent the director, officer, employee or agent has previously received indemnification or allowance of expenses from any person or entity, including the Corporation, in connection with the same proceeding.

Section 4 - Allowance of Expenses as Incurred

Upon written request by a director, officer, employee or agent who is a party to a proceeding, the Corporation shall pay or reimburse his or her reasonable expenses as incurred if the director, officer, employee or agent provides the Corporation with all of the following:

     (a) A written affirmation of his or her good faith belief that he or she is entitled to indemnification under this Article XI; and

     (b) A written undertaking, executed personally or on his or her behalf, to repay all amounts advanced without interest to the extent that it is ultimately determined that indemnification under Section 2(b) of this
          Article XI is prohibited.

          The undertaking under this subsection shall be accepted without reference to the director's, officer's, employee's or agent's ability to repay the allowance. The undertaking shall be unsecured.

Section 5 - Controlled Subsidiaries

All officers, directors, agents and employees of controlled subsidiaries of the Corporation shall be deemed for purposes of this Article XI to be serving as officers, directors, agents and employees at the request of the Corporation.
The right to indemnification granted to such officers, directors, agents and employees by this Article XI shall not be subject to any limitation or restriction imposed by any provisions of the Articles of Incorporation or Bylaws of a controlled subsidiary; provided, however, that any right to indemnification so granted shall be subject to and limited by the laws and regulations of any applicable regulatory authority to which any controlled subsidiary is subject. For purposes hereto, a "controlled subsidiary" means any corporation at least eighty percent (80%) of the outstanding voting stock of which is owned by the Corporation or another controlled subsidiary of the Corporation.

Section 6 - Insurance

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is a director, officer, employee, or agent against any liability asserted against or incurred by the individual in any such capacity or arising out of his status as such, regardless of whether the Corporation is required or authorized to indemnify or allow expenses to the individual under this Section.

Section 7 - Severability

The provisions of this Article XI shall not apply in any circumstance where a court of competent jurisdiction determines that indemnification would be invalid as against public policy.

Section 8 - Amending the Right to Indemnification

The right to indemnification under this Article XI may be amended only by the shareholders by an affirmative vote of not less than a majority of the shares present or represented at any annual or special meeting of the shareholders at which a quorum is in attendance. Any reduction in the right to indemnification may only be prospective from the date of such vote.

                                  ARTICLE XII

                                  AMENDMENTS

Alteration, amendment, or repeal of the Bylaws may be made by a majority vote of the Board of Directors at any regular or special meeting, provided notice of such alteration, amendment, or repeal has been given to each Director at least three (3) days prior to the meeting, and provided the shareholders have not in any particular instance otherwise provided. Such alteration, amendment, or repeal may also be made by receiving an affirmative vote of not less than a majority of the shares present or represented at any annual or special meeting of the shareholders at which a quorum is in attendance.


                                 ARTICLE XIII

                                    NOTICE

Unless otherwise required by these Bylaws, the Corporation's Articles of Incorporation or any applicable statute, notice required to be given under these Bylaws for any purpose may be given by written or oral notice or by notice communicated in person, by telephone, telegraph, teletype, facsimile, or other form of wire or wireless communication, or by mail or private carrier, and if these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television, or other form of public broadcast communication. Such notice shall be effective when mailed if notice is written, or when communicated if notice is oral or by telephone, or when transmitted if notice is by any other personal means described in this Section.


                                  ARTICLE XIV

                            EMERGENCY PREPAREDNESS

Section 1 - Emergencies

In the event of an emergency declared by the President of the United States, or the person performing his functions, or an emergency that is potentially dangerous to corporate personnel, the officers and employees of Corporation will continue to conduct the affairs of the Corporation under such guidance from the Directors as may be available, except as to matters that by statute require specific approval of the Board of Directors, and subject to conformance with any governmental directives during the emergency.

Section 2 - Officers Pro Tempore and Disaster

The Board of Directors shall have the power, in the absence or disability of any officer, or upon the refusal of any officer to act, to delegate and prescribe such officer's powers and duties to any other officer, or to any director, for the time being. In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of Corporation by its directors and officers, as contemplated by these Bylaws, any two (2) or more available members of the then incumbent Executive Committee shall constitute a quorum of that committee for the full conduct and management of the affairs and business of the Corporation.

In the event of the unavailability, at such time, of a minimum of two (2) members of the then incumbent Executive Committee, any three (3) available directors shall constitute the Executive Committee for the full conduct and management of the affairs and business of the Corporation in accordance with the foregoing provisions of this Section. This Bylaw shall be subject to implementation by resolution of the Board of Directors passed from time to time for that purpose, and any provisions of these Bylaws (other than this Section), and any resolutions that are contrary to the provisions of this Section or to the provisions of any such implementary resolutions, shall be suspended until it shall be determined by an interim Executive Committee acting under this Section that it shall be to the advantage of the Corporation to resume the conduct and management of its affairs and business under all of the other provisions of these Bylaws.

Section 3 - Officer Succession

If, because of a disaster or emergency situation, the Chief Executive Officer of the Corporation cannot be located by the then acting Head Office or is unable to assume or to continue normal executive duties, then the authority and duties of the Chief Executive Officer shall, without further action of the Board of Directors, be automatically assumed by one of the following persons, in the order designated: the next most senior corporate officer. If more than one person shares the rank of most senior officer in any corporate officer grade, then time of service with the corporation will determine succession.

Any one of the above-named persons, who in accordance with this resolution assumes the authority and duties of the Chief Executive Officer, shall continue to serve until he resigns, or until five-sixths (5/6) of the other officers who are attached to the then acting Head Office decide in writing he/she is unable to perform said duties, or until the elected Chief Executive Officer of this Corporation, or a person higher on the above list, shall become available to perform the duties of the Chief Executive Officer (see Note 1).

Anyone dealing with the Corporation may accept a certification by any three (3) officers that a specified individual is acting as Chief Executive Officer in accordance with this resolution and that anyone accepting such certification may continue to consider it in force until notified in writing of a change, said notice of change to carry the signature of three (3) officers of the Corporation.

Section 4 - Alternate Locations

The offices of the Corporation at which its business shall be conducted shall be the main office thereof located at 112 North Adams Street, Green Bay, Wisconsin, and any other legally authorized location that may be leased or acquired by this Corporation to carry on its business. During an emergency resulting in any authorized place of business of this Corporation being unable to function, the business ordinarily conducted at such location shall be relocated elsewhere in suitable quarters, in addition to or in lieu of the locations heretofore mentioned, as may be designated by the Board of Directors or by the Executive Committee or by such persons as are then, in accordance with resolutions adopted from time to time by the Board of Directors dealing with the exercise of authority in the time of such emergency, conducting the affairs of this Corporation. Any temporarily relocated place of business of this Corporation shall be returned to its legally authorized location as soon as practicable, and such temporary place of business shall then be discontinued.

NOTE 1: The provision for replacing the acting Chief Executive Officer is suggested because of the possibility that an individual might be so seriously impaired by physical or mental shock as to be incapable of fulfilling the duties required by the Chief Executive Officer. Presumably, the only group that could sense this situation and would be available would be the other officers who are on duty at the acting Head Office. The fraction five-sixths (5/6) has been used so that such removal could not be made lightly.

At a meeting of the Board of Directors of Associated Banc-Corp held on October 27, 1993, the preceding provisions, constituting the Bylaws of Associated Banc-Corp, were amended and approved by an affirmative vote of two-thirds (2/3) or more of the directors present.

     IN TESTIMONY WHEREOF, I, the Chairman, President, and Chief Executive Officer of Associated Banc-Corp, was present at said meeting, have hereunto subscribed my name and affixed the Official Seal of the Corporation.


(SEAL)                            __________________________________________
                                  H. B. Conlon, Chairman, President & CEO